Exhibit 10.1

SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED

MANITEX INTERNATIONAL, INC.

2004 EQUITY INCENTIVE PLAN

WHEREAS, Manitex International, Inc. (“Company”), previously adopted the Second Amended and Restated Manitex International, Inc. 2004 Equity Incentive Plan (as amended, “Plan”); and

WHEREAS, the Company reserved the right to amend the Plan in Section 7(a) thereof; and

WHEREAS, pursuant to the First Amendment to Plan, the Company previously amended the plan to increase the number of shares of Company common stock authorized for issuance thereunder to 917,046 from 500,000; and

WHEREAS, subject to the approval of the Stockholders of the Company, the Company desires to further amend Plan to increase the total number of shares both already issued, and yet to be issued from the authorized amount of 917,046 to 1,329,364.

NOW THEREFORE, subject to the approval of the Company’s stockholders at the 2016 Annual Meeting of the Company’s Stockholders, the Plan is amended by deleting the first full sentence of Section 4(a)(i) in its entirety and replacing it with the following:

“The number of Shares with respect to which Awards may be granted under the Plan shall be 1,329,364 Shares.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of this 2 day of June, 2016.